UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

NATIONAL BEVERAGE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL BEVERAGE CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	2:00 p.m. (local time)
DATE:	October 2, 2009
PLACE:	Hyatt Regency Orlando International Airport
9300 Airport Boulevard
Orlando, Florida 32827
     At the Annual Meeting of Shareholders of National Beverage Corp. (the “Company”) and any adjournments or postponements thereof (the “Meeting”), the following proposals are on the agenda for action by the shareholders:
     1. To elect two directors to serve as Class I directors for a term of three years; and
     2. To transact such other business as may properly come before the Meeting.
     Only holders of record of common stock, par value $.01 per share, of the Company, at the close of business on August 17, 2009 are entitled to notice of, and to vote at, the Meeting.
     A complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any proper purpose, at the Meeting and during ordinary business hours for a period of ten days prior to the Meeting at the principal executive offices of the Company at 8100 SW Tenth Street, Suite 4000, Fort Lauderdale, Florida 33324.
     All shareholders are cordially invited to attend the Meeting in person. Admittance to the Meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in “street name” (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the “street name” holder confirming their beneficial ownership of shares.
     Whether or not you plan to attend the Meeting, please complete and return the proxy in the enclosed envelope addressed to the Company or vote electronically by using the Internet or by telephone, since a majority of the outstanding shares entitled to vote at the Meeting must be represented at the Meeting in order to transact business. Shareholders have the power to revoke any such proxy at any time before it is voted at the Meeting and the giving of such proxy will not affect your right to vote in person at the Meeting. Your vote is very important.

By Order of the Board of Directors,
/s/ Nick A. Caporella
Nick A. Caporella
Chairman of the Board and Chief Executive Officer

August 28, 2009
Fort Lauderdale, Florida

PROXY STATEMENT
SECURITY OWNERSHIP
MEMBERSHIP AND MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD
QUORUM AND VOTING PROCEDURE
MATTER TO BE CONSIDERED AT ANNUAL MEETING
ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES AND OTHER DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
MANAGEMENT SERVICES AGREEMENT — COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009
OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2009
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
EQUITY COMPENSATION PLAN INFORMATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROXY SOLICITATION
CONTACTING THE BOARD OF DIRECTORS
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

PROXY STATEMENT
     This Proxy Statement is furnished to shareholders of National Beverage Corp., a Delaware corporation (the “Company”), in connection with the solicitation, by order of the Board of Directors of the Company (the “Board of Directors” or the “Board”), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on October 2, 2009, at 2:00 p.m., local time, or any adjournment or postponement thereof (the “Meeting”). The accompanying proxy is being solicited on behalf of the Board of Directors. The mailing address of the principal executive offices of the Company is P.O. Box 16720, Fort Lauderdale, Florida 33318. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent to shareholders is September 2, 2009.
     Only holders of record of common stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on August 17, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.
     A shareholder who gives a proxy may revoke it at any time before it is exercised by sending a written notice to the Corporate Secretary, at the address set forth above, by returning a later dated signed proxy, or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting.
     The Annual Report of the Company for the fiscal year ended May 2, 2009 (the “Annual Report”) is being mailed with this Proxy Statement to all holders of record of Common Stock. Additional copies of the Annual Report will be furnished to any shareholder upon request.
     Any proposal of a shareholder intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than April 30, 2010. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2010 Annual Meeting of Shareholders (but not required to be included in the Proxy Statement) by July 14, 2010, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

SECURITY OWNERSHIP
Principal Shareholders
     Each holder of Common Stock is entitled to one vote for each share held of record at the close of business on the Record Date. As of such date, 46,015,334 shares of Common Stock were outstanding. As of the Record Date, the only persons known by the Company to beneficially own more than 5% of the outstanding Common Stock were the following:

Name and Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	Percent of Class
Nick A. Caporella 8100 SW Tenth Street Fort Lauderdale, Florida 33324	34,241,529 (1)	74.4%

IBS Partners Ltd. 16000 Barker’s Point Lane Suite 155 Houston, Texas 77079	33,302,246	72.4%

(1)	Includes 33,302,246 shares owned by IBS Partners Ltd. (“IBS”). IBS is a Texas limited partnership whose sole general partner is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. By virtue of Rule 13d-3 promulgated under the Exchange Act, Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 24,000 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.
Management
     The table below reflects as of the Record Date, the number of shares of Common Stock beneficially owned by the directors and each of the executive officers named (the “Executive Officers”) in the Summary Compensation Table that follows and the number of shares of Common Stock beneficially owned by all directors and Executive Officers as a group:

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class
Nick A. Caporella	34,241,529	(1)	74.4%
Joseph G. Caporella	375,616	(2)	*
Cecil D. Conlee	18,840		*
Samuel C. Hathorn, Jr.	125,328	(3)	*
Joseph P. Klock, Jr.	10,368	(4)	*
Edward F. Knecht	89,856	(5)	*
George R. Bracken	115,937	(6)	*
Dean A. McCoy	62,802	(7)	*

All Executive Officers and directors as a group (8 in number)	35,040,276	(8)	76.0%

*	Less than 1%.

(1)	Includes 33,302,246 shares held by IBS. The sole general partner of IBS is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. Also includes 24,000 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.

(2)	Includes 53,616 shares issuable upon exercise of currently exercisable options.

(3)	Includes 18,144 shares issuable upon exercise of currently exercisable options and 384 shares held by Mr. Hathorn as custodian for his children.

(4)	Includes 6,768 shares issuable upon exercise of currently exercisable options.

(5)	Includes 15,096 shares issuable upon exercise of currently exercisable options.

(6)	Includes 10,817 shares issuable upon exercise of currently exercisable options.

(7)	Includes 12,702 shares issuable upon exercise of currently exercisable options.

(8)	Includes 117,143 shares issuable upon exercise of currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s Executive Officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Executive Officers, directors and greater than ten percent (10%) beneficial owners are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms so filed.
     To our knowledge, based solely on review of Form 3, 4 and 5 reports and amendments thereto and certain representations furnished to the Company, the Company believes that during the fiscal year ended May 2, 2009 (“Fiscal 2009”), its Executive Officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements except for the untimely filing of the Form 3 report for Cecil D. Conlee upon his election to the Board and two Form 4 reports with respect to two of his open market purchases of Common Stock.
MEMBERSHIP AND MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
     The Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting us and to act on matters requiring Board approval.
     Current committee membership is shown in the table below.

Compensation
Name	Board	Audit	and Stock Option	Nominating	Strategic Planning
Nick A. Caporella	Chairman	—	—	Chairman	Chairman
Joseph G. Caporella	Member	—	Member	—	—
Cecil D. Conlee	Member	Member	—	—	Member
Samuel C. Hathorn, Jr.	Member	Chairman	Member	—	Member
Joseph P. Klock, Jr.	Member	Member	Chairman	Member	—
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD
     The Board of Directors held four meetings during Fiscal 2009. The Board of Directors has standing Audit, Compensation and Stock Option, Nominating and Strategic Planning committees.
     Until July 2008, the Audit Committee was comprised of three independent members — Messrs. S. Lee Kling (Chairman), Samuel C. Hathorn, Jr. and Joseph P. Klock, Jr. On July 25, 2008, Mr. Kling passed away, creating a vacancy on the committee. On January 14, 2009, Cecil D. Conlee was elected by the Board of Directors to fill the Board vacancy created by the death of Mr. Kling and was appointed the third independent member of the Audit Committee in compliance with the listing standards for the NASDAQ Stock Market (“NASDAQ”). The Audit Committee held four meetings during Fiscal 2009.
     The current members of the Company’s Audit Committee are Messrs. Samuel C. Hathorn, Jr. (Chairman), Cecil D. Conlee, and Joseph P. Klock, Jr. The principal functions of the Audit Committee are to appoint the independent auditors of the Company and review with the independent auditors and the Company’s internal audit department the scope and results of audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Company’s Board of Directors has determined that Mr. Conlee and Mr. Hathorn satisfy the requirements for an audit committee financial expert under the rules and regulations of the Commission. The Board of Directors has concluded that the members of the Audit Committee are “independent” as defined in the NASDAQ listing standards. None of such persons has a material business relationship with the Company (either directly or as a partner, shareholder or member of an organization that has a relationship with the Company). The Audit Committee has a charter as required under the NASDAQ listing standards. The charter is available on our website at www.nationalbeverage.com under “The Business — Investors — Corporate Governance.”

     The current members of the Company’s Compensation and Stock Option Committee are Messrs. Joseph P. Klock, Jr. (Chairman), Joseph G. Caporella and Samuel C. Hathorn, Jr. During Fiscal 2009, the Compensation and Stock Option Committee held one meeting. The principal functions of the Compensation and Stock Option Committee are to consider, review and approve all compensation arrangements, including base salary, annual incentive awards and stock option grants, for officers and employees of the Company and to administer the Company’s employee benefit programs. The Compensation and Stock Option Committee does not have a charter.
     The current members of the Company’s Nominating Committee are Messrs. Nick A. Caporella (Chairman) and Joseph P. Klock, Jr. During Fiscal 2009, the Nominating Committee held three meetings. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee considers possible candidates from any source, including shareholders, for nominees for directors. In evaluating the qualifications of nominees for the Company’s Board of Directors, the Nominating Committee considers a variety of factors, such as education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of other corporations and civic involvement. The Nominating Committee will consider any nomination made by any shareholder of the Company in accordance with the procedures set forth in the Company’s Restated Certificate of Incorporation. Under the Company’s Restated Certificate of Incorporation, any nomination shall generally (i) be made no earlier than sixty and no more than ninety days before the scheduled meeting by notice to the Secretary of the Company, (ii) include certain information relevant to the shareholder and their nominee and (iii) only be made at a meeting called for the purpose of electing directors of the Company. Recommendations, which shall include written materials with respect to the potential candidate, should be sent to Corporate Secretary, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. All shareholder nominees for director will be considered by the Nominating Committee in the same manner as any other nominee. All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Nominating Committee does not have a charter.
     The current members of the Company’s Strategic Planning Committee are Messrs. Nick A. Caporella (Chairman), Cecil D. Conlee and Samuel C. Hathorn, Jr. One meeting was held during Fiscal 2009. The principal function of the Strategic Planning Committee is to provide the Chairman and Chief Executive Officer of the Company with additional advice and consultation on the long-term strategies of the Company.
     Each director attended all of the meetings of the Board and committees on which he serves. We have no formal policy regarding directors’ attendance at annual meetings of shareholders, but we encourage all of our directors to attend our annual shareholder meetings.
     Mr. Nick A. Caporella currently beneficially owns 74.4% of the Company’s outstanding Common Stock. As a result, the Company is a “controlled company” within the meaning of the NASDAQ listing standards and is therefore not currently required to have independent directors comprise a majority of its Board of Directors or to have independent directors comprise its Compensation and Stock Option Committee or its Nominating Committee. Messrs. Cecil D. Conlee, Samuel C. Hathorn, Jr. and Joseph P. Klock, Jr. qualify as independent directors under the NASDAQ listing standards.
     In compliance with NASDAQ listing standards, the independent directors have regularly scheduled meetings at which only independent directors are present.
QUORUM AND VOTING PROCEDURE
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter and directions to “withhold authority” to vote for directors will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter. Non-voted shares and abstentions will have no effect on the matters brought to a vote at the Meeting. As a result of Mr. Nick A. Caporella’s beneficial ownership of approximately 74.4% of the outstanding shares of Common Stock of the Company, the election of two Class I directors will be approved by vote of shareholders at the Meeting.

MATTER TO BE CONSIDERED AT ANNUAL MEETING
ELECTION OF DIRECTORS
     The Board of Directors is currently comprised of five directors elected in three classes (the “Classes”), with two Class I directors, two Class II directors and one Class III director. Directors in each Class hold office for three-year terms. The terms of the Classes are staggered so that the term of one Class terminates each year. The terms of the current Class I directors expire at the 2009 Meeting and when each director’s respective successor has been duly elected and qualified.
     The Board of Directors has nominated Joseph G. Caporella and Samuel C. Hathorn, Jr. for election as directors in Class I, with a term of office of three years expiring at the Annual Meeting of Shareholders to be held in 2012. In order to be elected as a director, a nominee must receive a plurality of affirmative votes cast by the shares present or represented at a duly convened meeting. Shareholders have no right to vote cumulatively.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR THE CLASS I DIRECTORS.
INFORMATION AS TO NOMINEES AND OTHER DIRECTORS
     The following information concerning principal occupation or employment during the past five years and age has been furnished to the Company by the nominees for Class I directors, and by the directors in Classes II and III whose terms expire at the Company’s Annual Meeting of Shareholders in 2010 and 2011, respectively, and when their respective successors have been duly elected and qualified.
Nominees for Director
     CLASS I

		Principal Occupation	Director	Term
Name	Age	or Employment	Since	Expires
Joseph G. Caporella	49	President of National Beverage Corp.	1987	2009

Samuel C. Hathorn, Jr.	66	Retired President and Chief Executive Officer of Trendmaker Development Co., a subsidiary of Weyerhaeuser Company.	1997	2009

Directors Whose Term Of Office Will Continue After The Annual Meeting
     CLASS II

		Principal Occupation	Director	Term
Name	Age	or Employment	Since	Expires
Cecil D. Conlee	73	Founding Partner of CGR Advisors.	2009	2010

Joseph P. Klock, Jr.	60	Partner of Rasco, Klock, Reininger, Perez, Esquenazi, Vigil & Nieto, P.L., a law firm in Miami, FL.	1987	2010
     CLASS III

		Principal Occupation	Director	Term
Name	Age	or Employment	Since	Expires
Nick A. Caporella	73	Chairman of the Board and Chief Executive Officer of National Beverage Corp.	1985	2011
     Additional information regarding the nominees for election as director and the continuing directors of the Company is set forth below.
Nominees
     Joseph G. Caporella has served as President of the Company since September 2002 and, prior to that date, served as Executive Vice President since January 1991. He is the son of Mr. Nick A. Caporella.
     Samuel C. Hathorn, Jr. was employed by Trendmaker Development Co. from 1981 until his retirement in September 2007. He served as President since 1983 and was appointed Chief Executive Officer in January 2007. Trendmaker Development Co. is a Houston, Texas based homebuilding and land development subsidiary of Weyerhaeuser Company.
Continuing Directors
     Cecil D. Conlee is a partner of CGR Advisors, a real estate investment advisory firm located in Atlanta, Georgia that he founded in 1990. He is also a director of Oxford Industries, Inc., an international apparel design, sourcing and marketing company.
     Joseph P. Klock, Jr. has been a partner in the law firm of Rasco, Klock, Reininger, Perez, Esquenazi, Vigil & Nieto, P.L. since January 2009. From February 2007 to December 2008, he was a partner in the law firm of Epstein Becker & Green, P.C. From September 2005 to January 2007, he was a partner in the international law firm of Squire, Sanders & Dempsey, L.L.P. Prior to that date, he had been Chairman and Managing Partner of Steel, Hector & Davis, a law firm located in Miami, Florida, which merged with Squire, Sanders & Dempsey, L.L.P. in 2005.
     Nick A. Caporella has served as Chairman of the Board and Chief Executive Officer of the Company since the Company was founded in 1985. He also served as President until September 2002. Mr. Caporella served as President and Chief Executive Officer (since 1976) and Chairman of the Board (since 1979) of Burnup & Sims Inc. until March 11, 1994. Since January 1, 1992, Mr. Caporella’s services are provided to the Company through a management company, Corporate Management Advisors, Inc. (“CMA”), an entity which he owns. (See “Management Services Agreement — Compensation” and “Certain Relationships and Related Party Transactions.”)

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
     The following discussion and analysis is intended to provide an understanding of the actual compensation earned by each of our Executive Officers from the Company. It should be noted that neither Mr. Nick A. Caporella nor Mr. Bracken receive compensation directly from the Company. The services of both are provided to the Company through CMA and the Compensation and Stock Option Committee does not determine their cash compensation or benefits. (See “Management Services Agreement — Compensation” and “Certain Relationships and Related Party Transactions.”)
     Mr. Joseph Caporella’s total compensation is reviewed and approved annually by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee excuses Mr. Joseph Caporella from the meeting during any discussions of his compensation and he abstains from voting on any matters with respect to same.
Compensation Philosophy
     The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will increase long-term shareholder value and (2) deliver competitive total compensation packages based upon the achievement of both Company and individual performance goals. The Company expects its executives to balance the risks and related opportunities inherent in its industry and in the performance of his or her duties and share the upside opportunity and the downside risks once actual performance is measured.
     To achieve the above goals, the Compensation and Stock Option Committee has set forth a compensation program for its Executive Officers that is reviewed annually. It includes the following elements:
      • Base salary;
      • Annual cash incentive bonuses;
      • Share-based compensation; and
      • Retirement, health and other benefits.
     In order to maintain a competitive compensation program for its Executive Officers, the Compensation and Stock Option Committee, on an annual basis, performs the following: (a) reviews compensation practices to assure fairness, relevance, support of the strategic goals of the Company and contribution of the executive to the creation of long-term shareholder value, (b) considers the relevant mix of compensation based upon three components, each an important factor — base salary, annual or intermediate incentives and long-term compensation, including stock options and (c) implements a compensation plan that reasonably allocates a portion of the executives’ total compensation through incentives and other forms of longer-term compensation linked to Company and individual performance and the creation of shareholder value, including stock option awards and programs.
Factors Considered In Determining Compensation
     The Compensation and Stock Option Committee reviews executive compensation levels for its Executive Officers on an annual basis to ensure that they remain competitive within the beverage industry. The overall value of the compensation package for an Executive Officer is determined by the Compensation and Stock Option Committee, in consultation with the Chief Executive Officer and the Board. The factors considered by the Compensation and Stock Option Committee include those related to both the overall performance of the Company and the individual performance of the Executive Officer. Consideration is also given to comparable compensation data for individuals holding similarly responsible positions at other and peer group companies in determining appropriate compensation levels.
     With respect to long-term incentive compensation to be awarded to Executive Officers, the Company maintains three equity based plans: (a) a 1991 Omnibus Incentive Plan, (b) a Special Stock Option Plan and (c) a Key Employee Equity Partnership Program (each plan to be discussed in more detail below). The timing, amount and form of awards under these plans for each of the Executive Officers is made at the discretion of the Compensation and Stock Option Committee based on recommendations of the Chief Executive Officer. Any such awards are granted only upon the written approval of the Compensation and Stock Option Committee. No stock based awards or other equity rights have been granted to Mr. Nick A. Caporella since the Company’s inception.

Elements of Executive Compensation
     As discussed above, the Company’s compensation programs for its Executive Officers are based on four components: base salary, annual cash incentives, stock-based compensation and retirement, health and other benefits; each intended as an important piece of the overall compensation.
Base Salary
     Base salary is used to attract and retain the Executive Officers and is determined using comparisons with industry competitors and other relevant factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, and the ability to replace the individual. Salaries for the Executive Officers are reviewed by the Compensation and Stock Option Committee, the Chief Executive Officer and the Board on an annual basis. Changes to base salaries, if any, are affected primarily by individual performance.
Annual Bonuses
     Annual bonuses are intended to be a significant component of an Executive Officer’s compensation package. The amount of annual bonus compensation to be awarded to the Executive Officers (if any) is determined by the Compensation and Stock Option Committee, upon recommendation by the Chief Executive Officer. While the Chief Executive Officer and the Compensation and Stock Option Committee consider the Company’s overall performance and each individual’s performance when determining the amount of bonus to award, there is no predefined written plan, acknowledged by the recipient, with respect to performance measures that obligates the Company to pay an annual bonus, and the Compensation and Stock Option Committee retains absolute discretion to award bonuses and to determine the amount of such bonuses.
Share-Based Compensation (Long-Term Incentive Programs)
     Share-based long-term incentive compensation awarded to Executive Officers has been and is provided through the issuance of stock options. Stock options are an important element of the Company’s long-term incentive programs. The primary purpose of stock options is to provide Executive Officers and other employees with a personal and financial interest in the Company’s success through stock ownership, thereby aligning the interests of such persons with those of our shareholders. The Compensation and Stock Option Committee believes that the value of stock options will reflect the Company’s financial performance over the long-term. Because the Company’s stock option program provides for a vesting period before options may be exercised and, in general, an exercise price based on the fair market value as of the date of grant, employees benefit from stock options only when the market value of the common shares increases over time.
     Share-based awards made under the Company’s 1991 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) typically consist of options to purchase Common Stock which vest over five years and have a term of ten years. Certain key executives of the Company also receive grants from time to time under the Company’s Special Stock Option Plan (the “Special Stock Option Plan”). The vesting schedule and exercise price of these options are tied to the executive’s ownership levels of Common Stock. Generally, the terms of the Special Stock Options allow for the reduction in exercise price upon each vesting date of the option. The vesting schedule and exercise price reduction of such options may be accelerated at the discretion of the Compensation and Stock Option Committee. While the Compensation and Stock Option Committee considers the Company’s overall financial performance during the respective vesting periods, there is no predefined written plan with respect to financial measures that obligate the Company to such acceleration and the Compensation and Stock Option Committee has not elected to accelerate the vesting or price reduction of any options held by Executive Officers during the past three fiscal years. The Company issues share-based awards with long-term vesting schedules to increase the level of the executive’s stock ownership by continued employment with the Company.
     In addition, share-based compensation is awarded under the Company’s Key Employee Equity Partnership Program (the “KEEP Program”). The KEEP Program is designed to positively align interests between the Company’s executives and its shareholders beyond traditional option programs while, at the same time, intending to stimulate and reward management in “partnering-up” with the Company in its quest to create shareholder value. The KEEP Program provides for the granting of stock options to key employees, officers and directors of the Company who invest their personal funds in Common Stock. Participants who purchase shares of Common Stock in the open market receive grants of stock options equal to 50% of the number of shares purchased up to a maximum of 6,000 shares in any two-year period. Options under the KEEP Program are automatically forfeited in case of the sale of shares originally acquired by the participant. The options are granted at an initial exercise price of 60% of the purchase price paid for the shares acquired and reduce to the par value of Common Stock at the end of the six-year vesting period.

     The Company’s long-term incentive programs are generally intended to provide rewards to executives only if value is created for shareholders over time and the executive continues in the employ of the Company. The Compensation and Stock Option Committee believes that employees should have sufficient holdings of the Company’s Common Stock so that their decisions will appropriately foster growth in the value of the Company. The Compensation and Stock Option Committee reviews with the Chief Executive Officer the recommended individual awards and evaluates the scope of responsibility, strategic and operational goals of individual contributions in making final awards under the Omnibus Incentive Plan, the Special Stock Option Plan and determining participants in the KEEP Program.
     Options issued pursuant to the Special Stock Option Plan and the KEEP Program after December 31, 2004 are considered deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, option recipients must make a written election to exercise option grants on specified future dates to avoid being subject to additional income taxes, interest and withholding. The election is irrevocable, but is subject to acceleration upon termination of employment, disability and certain other limited circumstances. All Executive Officers holding options granted under these plans have made such election.
     With respect to the share-based compensation, the Company recognizes stock compensation expense based on the Statement of Financial Accounting Standard 123R “Share-Based Payments” (“SFAS 123R”). SFAS 123R requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value.
     The Company ensures that stock option awards approved by the Compensation and Stock Option Committee will be granted subsequent to any planned release of material non-public information. The Company has not engaged in the backdating, cancellation or re-pricing of stock options awarded to its Executive Officers.
Retirement, Health and Other Benefits
     The Company provides retirement, health and other benefits as an additional incentive to retain employees. The Company maintains a defined contribution 401(k) plan that allows employees to make plan contributions on a pre-tax basis, and currently contributes an additional profit sharing contribution on behalf of each employee, the amount of which is dependent upon years of service and compensation levels, which amount is subject to change from year to year. Although Executive Officers are eligible to participate in the 401(k) plan, they have been prevented from participating at the same level as non-executives, due to the rules under Section 401(a)(17) of the Code, which dictate the application of an annual limitation on contributions.
     We currently make available to our Executive Officers and all employees a comprehensive health, dental, life and disability insurance program. The health care insurance offers a variety of coverage options, at the employee’s discretion. The Company currently provides a basic term life insurance policy to all employees and makes additional coverage available at the employee’s expense and discretion.
     The Company does not provide any additional perquisites to the Executive Officers, other than a car allowance, which is included in the Summary Compensation Table below. The Company values this car allowance benefit based upon the actual cost to the Company. The total of all perquisites to any Executive Officer did not equal or exceed $10,000 for Fiscal 2009.
Employment, Change in Control and Severance Agreements
     The Company does not typically enter into, and does not currently have, any formal employment, change in control, severance or other similar agreements with any of the Executive Officers. The Company may, from time to time, pay severance to an employee, including an Executive Officer, based on, among other things, years of service, functional role or position and level of individual’s responsibility and reasons for terminating his or her services. The Company believes in trust, loyalty and commitment from both the Company and the Executive Officers, and believes that such agreements are not necessary to achieve its goals and meet the needs of the Executive Officers. The Company believes that the fact that most, if not all, of the executives of the Company have been with the Company for a long period of time demonstrates and proves this belief.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
     The Compensation and Stock Option Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2009 Annual Meeting of Shareholders.
THE COMPENSATION AND STOCK OPTION COMMITTEE
Joseph P. Klock, Jr. (Chairman)
Joseph G. Caporella
Samuel C. Hathorn, Jr.
MANAGEMENT SERVICES AGREEMENT — COMPENSATION
     CMA, pursuant to a management agreement, provides the services of and compensates the Company’s Chief Executive Officer, Chief Financial Officer and senior corporate management, each of whom are responsible for critical corporate functions of the Company. Although management fees paid to CMA have been disclosed in “Certain Relationships and Related Party Transactions” since the inception of the management agreement in 1992, current Commission reporting rules require that we modify the presentation of amounts paid to Mr. Nick A. Caporella and Mr. Bracken in the Summary Compensation Table below. Because Mr. Nick Caporella owns CMA, the total amount of the management fees we paid to CMA is reflected in the Summary Compensation Table under the caption “All Other Compensation.” Compensation for Mr. Bracken, who serves as Chief Financial Officer of National Beverage Corp., is paid entirely by CMA. (See “Certain Relationships and Related Party Transactions.”)
SUMMARY COMPENSATION TABLE
     The following table sets forth information concerning compensation awarded to, earned by or paid to Executive Officers for services rendered during the past three fiscal years.

				Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(2)	Compensation ($)		Total ($)
Nick A. Caporella (1)	2009	—	—	—	5,751,767	(1)	5,751,767	(1)
Chairman of the Board and	2008	—	—	—	5,660,008	(1)	5,660,008	(1)
Chief Executive Officer	2007	—	—	—	5,390,297	(1)	5,390,297	(1)

Joseph G. Caporella	2009	400,000	302,214	56,927	6,430		765,571
President	2008	400,000	301,226	56,700	6,465		764,391
	2007	375,000	289,976	55,108	6,526		726,610

George R. Bracken (1)(3)	2009	—	—	7,187	304,250	(1)	311,437	(1)
Senior Vice President — Finance	2008	—	—	7,281	284,285	(1)	291,566	(1)
	2007	—	—	8,530	256,346	(1)	264,876	(1)

Dean A. McCoy (4)	2009	170,000	51,800	10,344	5,950		238,094
Senior Vice President and	2008	170,000	47,000	10,593	5,985		233,578
Chief Accounting Officer	2007	160,000	33,000	10,593	6,046		209,639

Edward F. Knecht (5)	2009	152,300	113,147	11,039	850		277,336
Executive Vice President — Procurement	2008	152,300	95,055	11,746	885		259,986
	2007	152,300	102,788	11,826	946		267,860

(1)	Mr. Nick A. Caporella, our Chairman of the Board and Chief Executive Officer, and Mr. George R. Bracken, our Senior Vice President — Finance, do not receive any cash compensation from the Company as their services are provided to us through CMA. As described above in “Compensation Discussion and Analysis” and “Management Services Agreement — Compensation” and below in “Certain Relationships and Related Party Transactions,” we pay an annual base management fee equal to one percent of our consolidated net sales for the services that CMA provides to us, which include, among other things, the services of Mr. Nick A. Caporella and Mr. Bracken, as well as other senior corporate personnel who are not required to be included in the table above, and the supervision of the Company’s financial, legal, executive recruitment, internal audit and management information systems departments. The amounts set forth with respect to Mr. Nick A. Caporella under the caption “All Other Compensation” represent the total management fees paid by us to CMA for the respective fiscal years. This new presentation for FY 2009 is the result of a Commission comment letter and is in accordance with the resulting disclosure request, notwithstanding the management agreement with CMA that has been in effect since 1992. The amounts set forth with respect to Mr. Bracken under the caption “All Other Compensation” represent payments to him by CMA.

(2)	Amounts represent the compensation expense recognized for the applicable fiscal year, computed in accordance with SFAS 123R. See Note 8 to the Financial Statements included in the Company’s Annual Report on Form 10-K for additional information regarding the assumptions utilized.

(3)	Mr. Bracken, who is 64 years old, was named Senior Vice President — Finance in October 2000 and, prior to that date, served as Vice President and Treasurer since October 1996.

(4)	Mr. McCoy, who is 52 years old, was named Senior Vice President and Chief Accounting Officer in October 2003 and, prior to that date, served as Senior Vice President — Controller since October 2000. Prior to October 2000, he served as Vice President — Controller since July 1993.

(5)	Mr. Knecht, who is 75 years old, was named Executive Vice President — Procurement in August 2005 and, prior to that date, served as President of Shasta Sweetener Corp., a wholly-owned subsidiary of the Company, since May 1998.
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009
     There were no equity or non-equity incentive plan based awards granted to Executive Officers during Fiscal 2009.
OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2009
     The following table sets forth information about the number of outstanding equity awards held by our Executive Officers at May 2, 2009. No equity awards have been granted to Nick A. Caporella since the inception of the Company.

	Option Awards
		Number of
	Number of Securities	Securities
	Underlying	Underlying	Option		Option
	Unexercised Options	Unexercised Options	Exercise		Expiration
Name	Exercisable (#)	Unexercisable (#)	Price ($)		Date
Joseph G. Caporella	36,000	—	1.14	(1)	07/05/11
	15,456	26,544	4.99	(1)	02/12/16
	2,160	5,440	0.01	(2)	(2)

George R. Bracken	8,400	—	0.72	(1)	07/05/11
	2,117	2,683	4.54	(1)	02/12/16
	300	—	0.01	(2)	(2)

Dean A. McCoy	9,600	1,200	1.44	(1)	07/05/11
	2,352	4,848	5.24	(1)	02/12/16
	750	—	0.01	(2)	(2)

Edward F. Knecht	13,320	1,080	1.37	(1)	07/05/11
	1,680	4,320	5.54	(1)	02/12/16
	96	144	0.01	(2)	(2)

(1)	Options granted under the Company’s Special Stock Option Plan vest over an 8 year period in relatively equal amounts at approximately 16 month intervals. The exercise price can be reduced and the vesting schedule can be accelerated by the optionee purchasing and maintaining ownership of shares of Common Stock and/or the Company achieving performance objectives as determined by the Board. Based upon the maximum required ownership of Common Stock as provided in the Stock Option Agreement together with the Company achieving the performance targets previously established by the Board, the option can fully vest after approximately 54 months and the exercise price can be reduced to near the par value of the Common Stock ($.01 per share).

(2)	Under the Company’s KEEP Program, participants receive a grant equal to 50% of the number of shares of the Company’s Common Stock purchased by the participant in the open market. KEEP Program options are granted at an initial exercise price of 60% of the purchase price of the shares acquired, and such price is reduced to the par value of the Company’s Common Stock over a six year vesting period. The current expiration dates range from December 30, 2011 to July 23, 2017.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
     The following table sets forth all stock options exercised and the value realized upon exercise by the Executive Officers during Fiscal 2009. There are no stock awards outstanding.

	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
Edward F. Knecht	1,800	15,858 (1)

(1)	The value realized on exercise was calculated by taking the difference between the fair market value per share on the date of exercise less the option price, multiplied by the number of shares acquired.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information about shares of Common Stock that may be issued upon exercise of options and other stock based awards under all of the Company’s equity compensation plans as of May 2, 2009.

			Number of Securities
			remaining available for
		Weighted average	future issuance under
	Number of Securities to	exercise price of	equity compensation
	be issued upon exercise	outstanding	plans (excluding
	of outstanding options,	options, warrants	securities
	warrants and rights	and rights ($)	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	532,032	4.14	3,043,331

Equity compensation plans not approved by shareholders (1)	63,251	1.57	200,711

Total	595,283	3.87	3,244,042

(1)	Includes shares issuable for outstanding options and shares available for grant under the Company’s KEEP Program.
DIRECTOR COMPENSATION
     Officers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. In Fiscal 2009, non-management directors received a retainer fee of $28,000 per annum, a fee of $1,500 for each Board meeting attended and a fee of $800 ($1,500 in the case of a committee chairman) for each committee meeting attended. Each non-management member of the Strategic Planning Committee received a fee of $1,500 for each meeting attended. Set forth below are the amounts paid to non-management directors in Fiscal 2009.

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards($)(3)	Compensation ($)	Total ($)
Cecil D. Conlee (1)	10,800	—	—	10,800
Samuel C. Hathorn, Jr.	41,600	26,468	—	68,068
S. Lee Kling (2)	11,600	30,551	—	42,151
Joseph P. Klock, Jr.	41,800	16,212	—	58,012

(1)	Mr. Conlee was elected to the Board of Directors on January 14, 2009.

(2)	Mr. Kling served as a director until his passing on July 25, 2008.

(3)	No option awards were granted during Fiscal 2009. Amounts represent the compensation expense recognized for Fiscal 2009 with respect to options granted in prior years. See Note 8 to the Financial Statements included in the Company’s Annual Report on Form 10-K for additional information regarding the assumptions utilized.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Mr. Joseph G. Caporella is both a member of the Compensation and Stock Option Committee and an Executive Officer of the Company.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors has furnished the following report:
     Pursuant to its charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended May 2, 2009. This review included a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee discussed with the Company’s independent accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement on Auditing Standards No. 61. In addition, our independent accountants also provided to the committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board relating to the independent accountant’s communications with the Committee concerning independence.
     The Audit Committee discussed with the independent accountants the overall plans for their audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 2, 2009 for filing with the Commission.
THE AUDIT COMMITTEE
Samuel C. Hathorn, Jr. (Chairman)
Cecil D. Conlee
Joseph P. Klock, Jr.
INDEPENDENT AUDITORS
     The Company’s financial statements for Fiscal 2009 and the year ended May 3, 2008 (“Fiscal 2008”) were examined by McGladrey & Pullen LLP, independent registered public accountants. Representatives of McGladrey & Pullen LLP are expected to be present at the Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

Audit and Other Fees
     For professional services rendered for the annual audit of the Company’s consolidated financial statements and internal controls, review of its interim financial statements included in the Company’s Form 10-Q and services that are normally provided in connection with statutory and regulatory filings, the Company was billed $445,000 for Fiscal 2009 and $499,000 for Fiscal 2008. Included in such amounts are fees associated with Sarbanes-Oxley Section 404 requirements of $243,000 for Fiscal 2009 and $302,000 for Fiscal 2008.
     During Fiscal 2009 and 2008, the Company was not billed for any tax consulting or other products or services. The Audit Committee pre-approves all audit and permitted non-audit fees before such service is rendered.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Since 1992, the Company has been a party to a management agreement with Corporate Management Advisors, Inc. (“CMA”), a company owned by Nick A. Caporella. The management agreement originated with the need to employ professionals at the early stages of the Company’s development, the cost of which could be shared with others, thus allowing the Company to have a more cost-effective structure.
     The management agreement states that CMA is to provide to the Company, subject to the direction and supervision of the Board of Directors of the Company, (i) senior corporate functions (including supervision of the Company’s financial, legal, executive recruitment, internal audit and management information systems departments) as well as the services of a Chief Executive Officer and Chief Financial Officer, and (ii) services in connection with acquisitions, dispositions and financings by the Company, including identifying and profiling acquisition candidates, negotiating and structuring potential transactions and arranging financing for any such transaction. CMA, through its personnel, also provides, to the extent possible, the stimulus and creativity to develop an innovative and dynamic persona for the Company, its products and corporate image. In order to fulfill its obligations under the management agreement, CMA employs numerous individuals, whom, acting as a unit, provide management, administrative and creative functions for the Company. In connection with providing services under the management agreement, CMA is a twenty percent (20%) joint owner of an aircraft used by the Company. CMA receives an annual base fee from the Company equal to one percent of the consolidated net sales of the Company, plus incentive compensation based upon certain factors to be determined by the Compensation and Stock Option Committee of the Board. The Company incurred fees of approximately $5.8 million, $5.7 million and $5.4 million for services rendered by CMA for fiscal year 2009, 2008 and 2007 respectively. The Company does not have written policies and procedures with respect to related party transactions, but the Company’s practice has been that the services and performance of CMA, which are the only related party transactions, are reviewed annually by the independent members of the Compensation and Stock Option Committee and the Board of Directors. During the course of such reviews, the independent directors on the Compensation and Stock Option Committee have, on numerous occasions, proposed that CMA be paid an incentive due to superior performance based on various criteria, including the favorable outcome of specific negotiations and the performance of the Company’s Common Stock. However, no incentive compensation has been accepted by CMA and none has been paid since the inception of the management agreement.
PROXY SOLICITATION
     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. Proxies may be solicited by personal interview, mail, email, telephone or facsimile. The Company will also request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company’s Common Stock of whom they have knowledge, and the Company will reimburse them for their expense in so doing. Certain directors, officers and other employees of the Company may solicit proxies without additional remuneration. The entire cost of the solicitation will be borne by the Company.
CONTACTING THE BOARD OF DIRECTORS
     Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication. The Company encourages, but does not require, that all members of the Board of Directors attend the annual meetings of shareholders of the Company and all members attended last year’s annual meeting.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
     The Board of Directors does not now intend to bring before the Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than the Board of Directors intend to present at the Meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by any such proxy discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.
     Please date, sign and return the proxy at your earliest convenience in the enclosed envelope addressed to the Company (no postage is required for mailing in the United States) or vote electronically using the Internet or by telephone. A prompt return of your vote will be appreciated as it will save the expense of further mailings.

By Order of the Board of Directors,
/s/ Nick A. Caporella
Nick A. Caporella
Chairman of the Board and Chief Executive Officer

August 28, 2009
Fort Lauderdale, Florida

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

NATIONAL BEVERAGE CORP.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

WO#
57736

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example **X**

NOMINEE:	VOTE for the nominees listed	VOTE WITHHELD for the nominees listed	*EXCEPTIONS
01 Joseph G. Caporella 02 Samuel C. Hathorn, Jr.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions_______________________________

2. In their discretion, upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as Class I Directors of the two nominees of the Board of Directors, and with discretionary authority on all matters which may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated August 28, 2009.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ____________________ **Signature** ____________________ **Date** __________

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer or other representative, please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

YOUR VOTE I S IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are avail able 24 hours a day, 7 days a week. Internet and e t lephone voting are available h t rough 11:59 PM Eastern Time the day prio r to t h e shareholder meeting date. NATIONAL BEVERAGE CORP. INTERNET http://www.proxyvoting.com/fizz Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone tele phone to vote your proxy. Have your proxy card in hand when you cal . f I you vote your proxy by n I ternet or by t e lephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 57736 FOLD AND DETACH HERE Plea se mark your votes as in dic ated in th is example X 1. Election of w t o Class I Directors f o r a e t rm of h t ree years: VOTE NOMINEE: VOTE fo rth e WIT HHELD for nom in ees the no minees *E XCEPTIONS li sted listed 01 Joseph G. Caporella 02 Samuel C. Hathor n, Jr. 2. n I h t eir discre it on, upon any other matte rs wh ich may pro perly come before the meeti ng or any adjournments or postponements h t ere of . This proxy when properly executed wil l be voted n i h t e manner directed herein by the undersig ned shareholder. f I no direction s i made, this proxy will be voted FOR the electio n as Cla ss I Directors of h t e two nominees of the Board of Dir ectors, and wit h discretio nary authority on al matters which may properly come before the meetin g or any adjournments or postponements thereof. The undersi gned acknowledges e r ceipt of the accompanying Proxy Statement date d August 28, 2009. Please mark here if you plan to at end h t e meeting I( NSTRUCTIONS: To withhold authority o t vote o f r any ndividual i nominee, mark the "Exceptions" box above and write t h at nominee's name n i h t e space pro vided belo w.) *Excep tions Mark Here o f r Addre ss Change or Comments SEE REVERSE Signature Signature Date (W he n signing as attorney, t r ustee, executor, administrator, guardian, corporate officer or other representative, please give u f ll it t l e. f I more than one r t uste e, all should sign. Joint owners must each sign).

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

NATIONAL BEVERAGE CORP.

(Continued and to be signed on reverse side)

WO#
57736

Choose MLin kSM for fa st, easy and secure 24/7 onlin e access to your fu ture proxy materia ls, investment plan statements, tax documents and more. Simply lo g on to In vestor Servic eDirect® at www.bnymel on.com/shareowner/is d where step-by-step instructions wil lp rompt you th rough enrollment. FOLD AND DETACH HERE [Graphic Appears Here] NATIONAL BEVERAGE CORP. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 2, 2009 SOLICITED BY THEB OARD OF DIRECTORS OF THE COMPANY The undersigned hereby constit utes and appoin ts GraceA . Keene and Dean A. McCoy, and each of them, with full power of substitution, attorneys and proxies to repre sent and to vote al of the shares of Common Stock which the undersigned would be entitled to vote, with al powers th e undersigned would possess if personally present, at the Annual Meeti ng of the Shareholders of NATIONAL BEVERAGE CORP. to be held at the Hyatt Regency Orlando Inte rnational Airport , 9300 Airport Boulevard, Orlando, Flo rida 32827 on October 2, 2009 at 2:0 0 pm local time and at any adjournments or postponements thereof, on all matters coming before said meeting in the manner set forth below: Address Change/Comments (Mark the corresponding box on the reverse side) (Contin ued and to be signed on reverse side) WO# 57736